Exhibit 21

Subsidiaries of CFWH

Name of Subsidiary	Jurisdiction of Incorporation of Organization
Atlantic Associates, LLC	Delaware
Atlantic Hyperbaric, LLC	New York
Bayonne Hyperbaric, LLC	New Jersey
CEF Products, LLC	New York
CFWH Mezzanine, LLC	New Jersey
CMC Hyperbaric, LLC	Pennsylvania
Elise King, LLC	New York
Far Rockaway Hyperbaric, LLC	New York
Forest Hills Hyperbaric, LLC	New York
Greater Bronx Hyperbaric LLC	New York
JFK Hyperbaric LLC	New Jersey
Lowell Hyperbaric LLC	Massachusetts
Maimonides Hyperbaric, LLC	New York
Massachusetts Hyperbaric, LLC	Massachusetts
Meadowlands Hyperbaric, LLC	New Jersey
Muhlenberg Hyperbaric LLC	New Jersey
New York Hyperbaric & Wound Care Centers LLC	New York
New York Hyperbaric & Wound Care Centers LLC	Delaware
Newark BI LLC	New Jersey
NJ Hyperbaric, LLC	New Jersey
NY Hyperbaric, LLC	New York
Passaic Hyperbaric, LLC	New York
Pennsylvania Hyperbaric, LLC	Pennsylvania
Raritan Bay Hyperbaric, LLC	New Jersey
Scranton Hyperbaric LLC	Pennsylvania
South N Hyperbaric LLC	New York
South Nassau Hyperbaric, LLC	New York
South Ocean County Hyperbaric, LLC	New Jersey
St. Josephs Hyperbaric LLC	New York
The Center For Wound Healing I, LLC	New Jersey
The Center For Wound Healing II, LLC	New York
The Square Hyperbaric, LLC	New York
Trenton Hyperbaric, LLC	New Jersey
VB Hyperbaric, LLC	New York